UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2020
________________________________________________________________________________________________
Synacor, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (716) 853-1362
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value (voting)	SYNC	The Nasdaq Stock Market LLC (The Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01  Entry into a Material Definitive Agreement

On July 24, 2020, Synacor, Inc. (“Synacor”) entered into the Third Amended and Restated Master Services Agreement (the “Restated Agreement”), effective as of June 1, 2020, with Qwest Corporation (“Qwest”), thereby amending and restating the prior Second Amended and Restated Master Services Agreement between Qwest and Synacor, effective as of June 1, 2017 (as amended, the “Existing Agreement”).

The Restated Agreement amends the Existing Agreement to, among other things, extend the term of the contractual arrangement between the parties until May 31, 2022, followed by up to two additional automatic renewal periods of one year each, unless either party give the other party at least 90 days’ notice of non-renewal.

The foregoing description of the Restated Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

9.01  Item 9.01 Financial Statements and Exhibits.
(d)       Exhibits.

10.1	Third Amended and Restated Master Services Agreement, effective as of June 1, 2020, by and between Synacor, Inc. and Qwest Corporation *
*	Portions of this exhibit have been omitted as confidential information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: July 29, 2020	By:	/s/ Timothy J. Heasley
Timothy J. Heasley
Chief Financial Officer and Secretary